Calculation of Filing Fee Tables
S-8
Alto Neuroscience, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share, 2024 Equity Incentive Plan	Other	1,596,176	$ 21.14	$ 33,743,160.64	0.0001381	$ 4,659.93
2	Equity	Common stock, $0.0001 par value per share, 2024 Employee Stock Purchase Plan	Other	319,235	$ 17.97	$ 5,736,652.95	0.0001381	$ 792.23
Total Offering Amounts:						$ 39,479,813.59		$ 5,452.16
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,452.16
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of Alto Neuroscience, Inc. (the "Registrant") that become issuable under the Registrant's 2024 Equity Incentive Plan (the "2024 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of common stock that were added to the shares reserved for future issuance under the 2024 Plan on January 1, 2026, pursuant to an evergreen provision contained in the 2024 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2024 Plan will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2025 and continuing through (and including) January 1, 2034, in an amount equal to 5% of the total number of shares of the Registrant's common stock outstanding on December 31 of the immediately preceding year, except that, before the date of any such increase, the Registrant's board of directors may determine that the increase for such year will be a lesser number of shares. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 1,596,176 shares of common stock reserved for grant under the 2024 Plan are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $21.14 per share, which is the average of the high and low selling prices per share of the Registrant's common stock on March 9, 2026 as reported on the New York Stock Exchange.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Registrant's 2024 Employee Stock Purchase Plan (the "2024 ESPP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of common stock that were added to the shares reserved for future issuance under the 2024 ESPP on January 1, 2026, pursuant to an evergreen provision contained in the 2024 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2024 ESPP will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2025 and continuing through (and including) January 1, 2034, by the lesser of (x) 1% of the total number of shares of the Registrant's common stock outstanding on December 31 of the immediately preceding year and (y) 750,000 shares, except that, before the date of any such increase, the Registrant's board of directors may determine that the increase for such year will be less than the amount set forth in clauses (x) and (y). The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 319,235 shares of common stock reserved for grant under the 2024 ESPP are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $17.97 per share, which is the average of the high and low selling prices per share of the Registrant's common stock on March 9, 2026 as reported on the New York Stock Exchange multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2024 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A